UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2006

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15295 Alton Parkway, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 13, 2006, ISTA Pharmaceuticals, Inc. (“Company”) entered into Executive Employment Agreements (the “Executive Employment Agreements”) with its President and Chief Executive Officer, Vicente Anido, Jr. Ph.D., and each of the following officers of the Company: Marvin J. Garrett, Lisa R. Grillone, Ph.D., Kathleen McGinley, Kirk McMullin and Thomas A. Mitro. The Executive Employment Agreements replace certain existing employment agreements and change of control severance agreements between the Company and such officers. The existing employment agreement and change of control severance agreement between the Company and Lauren Silvernail, the Company’s Chief Financial Officer, Chief Accounting Officer and Vice President, Corporate Development, remain in effect and unchanged.

Under Dr. Anido’s prior employment agreement, in the event of termination of employment other than voluntarily or for cause, Dr. Anido would have received nine months of base salary as severance or, in the event such termination occurs after a change of control of the Company, Dr. Anido would have received twenty-four months of base salary as severance and his initial option grant to purchase the Company’s common stock would become fully vested and exercisable. Under Ms. McGinley’s prior employment agreement, in the event of termination of employment other than voluntarily or for cause, Ms. McGinley would have received six months of base salary as severance absent a change of control of the Company. Under the prior change of control severance agreements with Mr. Garrett, Dr. Grillone, Mr. Mitro, Mr. McMullin and Ms. McGinley, if the executive’s employment is terminated as a result of an “involuntary termination” within 24 months after a change of control of the Company, each officer would have been entitled to nine months of base salary and healthcare related benefits and a pro rata portion of his or her performance bonus based upon the number of months that such employee was employed during the year of termination. In addition, all options to purchase the Company’s common stock held by the executive at the time of such termination would have vested in full.

Set forth below is a summary of the material terms of the Executive Employment Agreements entered into between the Company and each of Dr. Anido, Mr. Garrett, Dr. Grillone, Ms. McGinley, Mr. McMullin and Mr. Mitro. This summary does not purport to be a complete description of the terms of the Executive Employment Agreements and is qualified in its entirety by reference to the Executive Employment Agreement entered into as of March 13, 2006 between the Company and Dr. Anido, which is attached hereto as Exhibit 10.1 to this Current Report, and to the form of Executive Employment Agreement entered into as of March 13, 2006 between the Company and each of Mr. Garrett, Dr. Grillone, Mr. Mitro, Ms. McGinley and Mr. McMullin, which is attached hereto as Exhibit 10.2 to this Current Report, both of which are incorporated herein by this reference.

Each Executive Employment Agreement provides for an annual base salary and eligibility to receive an annual target bonus and equity awards. Annual adjustments to base salary, determination of bonuses and equity awards are at the discretion of the Company’s Board of Directors (“Board”), with respect to Dr. Anido, and the Board’s Compensation Committee (“Compensation Committee”), with respect to the other officers.

Each officer’s employment may be terminated at any time with or without cause, or by reason of death or disability, or each officer may voluntarily resign at any time with or without good reason.

In the event the officer’s employment is terminated by the Company without cause absent a change in control of the Company, the Company will provide the officer with the following severance compensation and benefits: (a) a lump sum severance payment, less legally required withholdings, in an amount equal to twelve months base salary with respect to Dr. Anido, and nine months base salary with respect to the other officers; (b) health insurance premiums payable by the Company for continued health insurance coverage for such officer and all then insured dependents for a period of up to twelve months with respect to Dr. Anido, and up to nine months with respect to the other officers, (provided such officer makes a timely election to continue such coverage under COBRA, and provided further that, the Company’s obligation to pay the monthly health insurance premiums for continued group medical insurance will end when such officer becomes eligible for health insurance with a new employer); and (c) outplacement services for one year, at the Company’s expense not to exceed $25,000, with a nationally recognized service selected by the Company.

In the event of a change in control of the Company and if within twenty-four months following such change in control the officer’s employment is terminated by the Company without cause or such officer resigns for good reason within sixty days of the event forming the basis for such good reason termination, then the Company will provide the officer with severance compensation and benefits consisting of: (a) a lump sum severance payment, less legally required withholdings, in an amount equal to (i) with respect to Dr. Anido, twenty-four months base salary and two times the target bonus to be earned for the year in which termination occurs or two times the bonus amount in the prior year, whichever is greater, or (ii) with respect to the other officers, twelve months base salary and one times the target bonus to be earned for the year in which termination occurs or one times the bonus amount in the prior year, whichever is greater; (b) health insurance premiums payable by the Company for continued health insurance coverage for such officer and all then insured dependents for a period of up to twenty-four months with respect to Dr. Anido and twelve months with respect to all other officers (provided such officer makes a timely election to continue such coverage under COBRA, and provided further that, the Company’s obligation to pay the monthly health insurance premiums for continued group medical insurance will end when such officer becomes eligible for health insurance with a new employer); (c) outplacement services for one year, at the Company’s expense not to exceed $25,000, with a nationally recognized service selected by the Company; and (d) any unvested options, restricted shares or other equity based awards then held by such officer will become fully vested and, with respect to options, immediately exercisable, as of the date of termination.

The term of each Executive Employment Agreement is for an initial term of three years and will be automatically renewed for additional successive one year periods unless the Company in its sole discretion provides notice to the officer of non-renewal no later than sixty days prior to the end of the initial or extended term. Notwithstanding the foregoing, in the event a change in control of the Company occurs during the term of the Executive Employment Agreement, then the term of such agreement will continue and may not be terminated prior to twenty-four months after such the change in control of the Company.

Item 1.02	Termination of a Material Definitive Agreement.

See the disclosure under Item 1.01 of this Current Report regarding the termination of certain employment and change of control agreements with certain of the Company’s executive officers.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Executive Employment Agreement, dated as of March 13, 2006, between the Company and Vicente Anido, Jr. Ph.D.

10.2	Form of Executive Employment Agreement. On March 13, 2006, the Company entered into an Executive Employment Agreement in substantially the form filed as Exhibit 10.2 to this Current Report with each of the following officers of the Company: Marvin J. Garrett, Lisa R. Grillone, Ph.D., Kathleen McGinley, Kirk McMullin and Thomas A. Mitro. A copy of each of these individual’s Executive Employment Agreements will be provided to the Staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.
March 15, 2006

	By:	/s/ Lauren P. Silvernail
Lauren P. Silvernail,
Chief Financial Officer, Chief Accounting Officer and Vice President, Corporate Development

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive Employment Agreement, dated as of March 13, 2006, between the Company and Vicente Anido, Jr. Ph.D.

10.2	Form of Executive Employment Agreement. On March 13, 2006, the Company entered into an Executive Employment Agreement in substantially the form filed as Exhibit 10.2 to this Current Report with each of the following officers of the Company: Marvin J. Garrett, Lisa R. Grillone, Ph.D., Kathleen McGinley, Kirk McMullin and Thomas A. Mitro. A copy of each of these individual’s Executive Employment Agreements will be provided to the Staff upon request.